UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 5, 2005

SCANSOFT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-27038	94-3156479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Centennial Drive
Peabody, Massachusetts 01960
(Address of Principal Executive Offices, including Zip Code)

(978) 977-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sale of Equity Securities
Item 3.03. Material Modification to Rights of Security Holders
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1 Agreement and Plan of Merger
Ex-4.8 Amended & Restated Preffered Shares Rights Agreement
Ex-99.1 Press Release concerning the Merger
Ex-99.2 Press Release concerning the Warburg Pincus transactions

Item 1.01. Entry into a Material Definitive Agreement.

     On May 9, 2005, ScanSoft, Inc. (“ScanSoft”) announced it has entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) by and among ScanSoft, Nova Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of ScanSoft (“Sub I”), Nova Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of ScanSoft (“Sub II”), and Nuance Communications, Inc., a Delaware corporation (“Nuance”), pursuant to which Sub I will merge with and into Nuance (the “First Step Merger”), with Nuance as the surviving corporation (the “Interim Surviving Corporation”), and as soon as practicable thereafter the Interim Surviving Corporation will merge with and into Sub II, the separate corporate existence of the Interim Surviving Corporation shall cease, and Sub II shall continue as the surviving entity and as a wholly-owned subsidiary of ScanSoft (the “Second Step Merger” and, taken together with the First Step Merger, the “Merger”). Under the terms of the Merger Agreement, each outstanding share of Nuance common stock will be converted into the right to receive 0.77 shares of ScanSoft common stock and $2.20 of cash. Consummation of the Merger is subject to customary closing conditions, including regulatory approvals and required approvals by the stockholders of ScanSoft and Nuance, respectively. A copy of the Merger Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the press release issued by ScanSoft and Nuance on May 9, 2005 concerning the Merger is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

     On May 5, 2005, ScanSoft entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) by and among ScanSoft, Warburg Pincus Private Equity VIII, L.P. and certain of its affiliated entities (collectively “Warburg Pincus”) pursuant to which Warburg Pincus agreed to purchase and ScanSoft agreed to sell an aggregate of 3,537,736 shares of ScanSoft common stock for an aggregate purchase price of $15,000,000.64, and warrants to purchase an aggregate of 863,236 shares of ScanSoft common stock for an aggregate purchase price of $107,904.50. The warrants have an exercise price of $5.00 per share and a term of four years.

     In a separate transaction, ScanSoft also entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among ScanSoft and Warburg Pincus pursuant to which Warburg Pincus agreed to purchase and ScanSoft agreed to sell an aggregate of 14,150,943 shares of ScanSoft common stock for an aggregate purchase price of $59,999,998.32, and warrants to purchase an aggregate of 3,177,570 shares of ScanSoft common stock. The warrants have an exercise price of $5.00 per share and a term of four years. The closing of the Stock Purchase Agreement is conditioned upon, among other things, the simultaneous closing of the Merger and stockholder approval.

     Also on May 5, 2005, ScanSoft received a Commitment Letter (the “Commitment Letter”) from Warburg Pincus, whereby Warburg Pincus agreed to purchase $25 million of ScanSoft common stock, if ScanSoft should request it to do so. The commitment is in connection with ScanSoft’s potential future acquisition activities. The number of shares purchased will be based on the closing price of ScanSoft common stock on the trading date prior to the execution of the securities purchase agreement relating to the purchase and sale of the shares. The Commitment Letter will expire at 5:00 p.m. Eastern Time on August 5, 2005, unless certain conditions are met. Notwithstanding anything to the contrary contained therein, the Commitment Letter will not be binding on Warburg Pincus if: (i) the closing price of ScanSoft common stock on The Nasdaq National Market shall be less than $3.25 per share or more than $4.75 per share at the signing of the securities purchase agreement relating to the purchase and sale of the shares, or (ii) if a material adverse change to ScanSoft shall have occurred since the date of the Commitment Letter.

     ScanSoft and Warburg entered into an Amended and Restated Stockholders Agreement with Warburg Pincus dated May 5, 2005 (the “Amended and Restated Stockholders Agreement”), which amended and restated the previous Stockholders Agreement dated March 19, 2004. The Amended and Restated Stockholders Agreement provides Warburg Pincus with the opportunity to appoint an additional director following the closing of the Merger provided that certain conditions regarding their share ownership continue to be maintained. In addition, ScanSoft granted Warburg Pincus an additional demand registration right following the closing date of the Merger, or if the Merger does not close, beginning on February 9, 2006. The Amended and Restated Stockholders Agreement prohibits, without ScanSoft’s consent, certain acquisitions of ScanSoft’s common stock made by Warburg Pincus, certain proxy solicitation activities, as well as their ability to publicly announce or make certain proposals regarding business combinations involving ScanSoft, among other things.

     Finally, on May 5, 2005, ScanSoft and U.S. Stock Transfer Corporation, as Rights Agent, entered into an Amendment (the “Amendment”) to the Preferred Shares Rights Agreement dated October 23, 1996, which was amended and restated on March 15, 2004 (the “Rights Agreement”). For a description of the Amendment, see Item 3.03 below.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

     ScanSoft plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and ScanSoft and Nuance plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about ScanSoft, Nuance, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by ScanSoft and Nuance through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from ScanSoft by contacting ScanSoft Investor Relations at (978) 977-2000 or from Nuance by contacting Nuance Investor Relations at (650) 847-0000.

     ScanSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and Nuance in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in ScanSoft’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 28, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from ScanSoft by contacting ScanSoft Investor Relations at (978) 977-2000.

     Nuance and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and Nuance in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Nuance’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on May 2, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Nuance by contacting Nuance Investor Relations at (650) 847-0000.

Item 3.02. Unregistered Sale of Equity Securities

     On May 5, 2005, ScanSoft entered into the Securities Purchase Agreement to sell an aggregate of 3,537,736 shares of ScanSoft common stock and warrants to purchase an aggregate of 863,236 shares of ScanSoft common stock to Warburg Pincus. On May 9, 2005, the sale of the shares and the warrants pursuant to the Securities Purchase Agreement was completed. In a separate transaction, ScanSoft also entered into the Stock Purchase Agreement to sell an aggregate of 14,150,943 shares of ScanSoft common stock and warrants to purchase an aggregate of 3,177,570 shares of ScanSoft common stock to Warburg Pincus. The closing of the sale of the shares and warrants to Warburg Pincus pursuant to the terms of the Stock Purchase Agreement is conditioned, among other things, upon the simultaneous closing of the Merger.

     ScanSoft received an aggregate of $15,000,000.64 for the sale of the shares to Warburg Pincus pursuant to the Securities Purchase Agreement and an aggregate of $107,904.50 for the sale of the warrants to Warburg Pincus pursuant to the Securities Purchase Agreement. If the closing contemplated by the Stock Purchase Agreement occurs, ScanSoft will be entitled to receive an aggregate of $59,999,998.32 for the shares to be sold to Warburg Pincus under the Stock Purchase Agreement. ScanSoft will not be entitled to receive any consideration upon the sale of the warrants to Warburg Pincus under the Stock Purchase Agreement.

     ScanSoft will issue the shares of ScanSoft common stock and the warrants to purchase shares of ScanSoft common stock to Warburg Pincus pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, including Regulation D.

Item 3.03. Material Modification to Rights of Security Holders.

     On May 5, 2005, ScanSoft and the Rights Agent entered into the Amendment. The Amendment generally permits Warburg Pincus and its affiliates and associates to enter into agreements with ScanSoft and make certain acquisitions of ScanSoft’s securities directly from ScanSoft, including pursuant to the Securities Purchase Agreement, the Stock Purchase Agreement and in connection with the Commitment Letter, without becoming an “Acquiring Person” under the Rights Agreement. In addition, the Amendment also permits Warburg Pincus to make additional limited acquisitions of ScanSoft common stock and other securities convertible into or exercisable for ScanSoft common stock under certain circumstances without becoming an “Acquiring Person” under the Rights Agreement. The class of securities involved in the Amendment is ScanSoft common stock and Preferred Share Purchase Rights.

     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 4.8 to this current report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

1.1	Agreement and Plan of Merger by and among ScanSoft, Nova Acquisition Corporation, Nova Acquisition LLC, and Nuance Communications, Inc., dated May 9, 2005.

4.8	Amendment, dated May 5, 2005, to Amended and Restated Preferred Shares Rights Agreement between ScanSoft and U.S. Stock Transfer Corporation.

99.1	Press Release, dated May 9, 2005, by ScanSoft, concerning the Merger

99.2	Press Release, dated May 9, 2005, by ScanSoft, concerning the Warburg Pincus transactions

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSoft, Inc.
	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Date: May 10, 2005		Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Agreement and Plan of Merger by and among ScanSoft, Nova Acquisition Corporation, Nova Acquisition LLC, and Nuance Communications, Inc., dated May 9, 2005.

4.8	Amendment, dated May 5, 2005, to Amended and Restated Preferred Shares Rights Agreement between ScanSoft and U.S. Stock Transfer Corporation.

99.1	Press Release, dated May 9, 2005, by ScanSoft, concerning the Merger

99.2	Press Release, dated May 9, 2005, by ScanSoft, concerning the Warburg Pincus transactions